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FOREMOST IN COPPER
fcx.com | NYSE: FCX

ADDRESS:
333 North Central Avenue
Phoenix, AZ 85004

FINANCIAL CONTACTS:
Kathleen L. Quirk
(602) 366-8016

David P. Joint
(504) 582-4203

MEDIA CONTACT:
Linda S. Hayes
(602) 366-7824

Freeport-McMoRan Announces Appointment of Hugh Grant to its Board of Directors

PHOENIX, AZ, December 9, 2021 — Freeport-McMoRan Inc. (NYSE: FCX) announced today the appointment of Hugh Grant to its Board of Directors.

Mr. Grant is the retired Chairman of the Board and Chief Executive Officer of Monsanto Company, a global provider of technology-based solutions and agricultural products. He served in this role from 2003 until the merger of Monsanto Company and Bayer AG in 2018. Over his 37-year distinguished career with Monsanto, he managed key elements of its business in Asia, Europe and the United States. Mr. Grant serves as Lead Director, Chair of the Nominating and Governance Committee and a member of the Officers-Directors Compensation Committee of PPG Industries, Inc. and as a member of The Business Council. In 2009, he was named one of the world's 30 most respected CEOs on Barron's annual list and in 2010 CEO of the Year by Chief Executive magazine. Born in Larkhall, Scotland, Mr. Grant earned a B.S. (Honors) in Molecular Biology and Agricultural Zoology at Glasgow University. He also earned a Post Graduate Diploma in Agriculture at Edinburgh University and a M.B.A. at the International Management Centre in Buckingham, United Kingdom.

Richard C. Adkerson, Chairman and Chief Executive Officer, said, "We are pleased to welcome to our Board, Hugh Grant, a widely recognized international business leader with significant operational, strategic, environmental and technology experience relevant to our company. We look forward to his guidance and counsel as we execute our clearly defined strategy of being foremost in the global copper industry. With Hugh's appointment, we have completed our commitment to create a sustainable Board to support ongoing success for all our stakeholders."

FCX's Board of Directors is now comprised of eleven members, including ten exceptional independent directors with diverse experiences and with strong corporate governance credentials.

FREEPORT: *Foremost in Copper*

FCX is a leading international mining company with headquarters in Phoenix, Arizona. FCX operates large, long-lived, geographically diverse assets with significant proven and probable reserves of copper, gold and molybdenum. FCX is one of the world's largest publicly traded copper producers.

FCX's portfolio of assets includes the Grasberg minerals district in Indonesia, one of the world's largest copper and gold deposits; and significant mining operations in North America and South America, including the large-scale Morenci minerals district in Arizona and the Cerro Verde operation in Peru.

By supplying responsibly produced copper, FCX is proud to be a positive contributor to the world well beyond its operational boundaries. Additional information about FCX is available on FCX's website at fcx.com.

Cautionary Statement Regarding Forward-Looking Statements: *This press release contains forward-looking statements, which are all statements other than statements of historical facts. FCX cautions readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements. Important factors that can cause FCX's actual results to differ materially from those anticipated in the forward-looking statements*

FREEPORT-McMoRAN
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{N4041732.6} 2 include, but are not limited to, the factors described in more detail under the heading “Risk Factors” in FCX's Annual Report on Form 10-K for the year ended December 31, 2020, filed with the U.S. Securities and Exchange Commission (SEC). Investors are cautioned that many of the assumptions on which FCX's forward-looking statements are based are likely to change after the date the forward-looking statements are made, including for example commodity prices, which FCX cannot control, and production volumes and costs, some aspects of which FCX may not be able to control. Further, FCX may make changes to its business plans that could affect its results. FCX cautions investors that it undertakes no obligation to update forward-looking statements, which speak only as of the date made, notwithstanding any changes in its assumptions, changes in business plans, actual experience or other changes. # # #